AMENDMENT NO. 4 TO
                               SECOND AMENDED AND
                            RESTATED CREDIT AGREEMENT

      THIS AMENDMENT NO. 4 (this "Amendment No. 4") is entered into as of December 18, 2008, by and among STANDARD MOTOR PRODUCTS, INC., a New York corporation ("SMP"), STANRIC, INC., a Delaware corporation ("SI"), MARDEVCO CREDIT CORP., a New York corporation ("MCC"; and together with SMP and SI, each individually, a "Borrower, and collectively, "Borrowers"), SMP MOTOR PRODUCTS LTD., a corporation amalgamated under the laws of Canada ("SMP Canada"; and together with Borrowers, each a "Credit Party", and collectively, "Credit Parties"), lenders who are party to the Credit Agreement ("Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as Lender, and in its capacity as Agent for Lenders ("Agent"), BANK OF AMERICA, N.A., for itself, as Lender, and as a Co-Syndication Agent, WACHOVIA BANK, N.A., for itself, as Lender, and as a Co-Syndication Agent and JP MORGAN CHASE BANK, N. A., for itself, as a Lender, and as Documentation Agent.

                                   BACKGROUND

      Borrowers, Agent and Lenders are parties to a Second Amended and Restated Credit Agreement dated as of March 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

      Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

      NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

      2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

            (a) Section 1.5(a)(ii) is amended and restated as follows:

                  "(ii) On and after the Closing Date, Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at a fluctuating rate equal to (A) the Index Rate plus the Applicable Revolver Index Margin per annum or (B) at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, in each case based on the aggregate Revolving Credit Advances outstanding from time to time.

                  Commencing on the Amendment No. 4 Effective Date, the Applicable Revolver Index Margin shall be 1.50%, the Applicable Revolver LIBOR Margin shall be 2.75%, the Applicable Unused Line Fee Margin shall be 0.375%, and the Applicable L/C Fee Margin shall be 2.75%; provided, however that upon the occurrence of the earlier of (A) March 31, 2009 and (B) the Convertible Debt Refinancing Date, the Applicable Margins shall be set at Level II of the Applicable Margin Grid set forth below, and commencing at the end of each Fiscal Quarter thereafter and in accordance with clause (iii) below, the Applicable Margins shall be subject to adjustment (up or down) prospectively based on Borrower's consolidated Excess Formula Availability for the four Fiscal Quarters then ended, each in accordance with the following grids, which will be in effect on and after the Closing Date:

                  --------------------------------------------------------------
                  If Excess Formula Availability is: Level of Applicable Margins
                  --------------------------------------------------------------
                  <$40 Million                       Level I
                  --------------------------------------------------------------
                  >=$40 Million but <$60 Million     Level II
                  --------------------------------------------------------------
                  >=$60 Million                      Level III
                  --------------------------------------------------------------

                  --------------------------------------------------------------
                  Applicable Margins
                  --------------------------------------------------------------
                                          Level I        Level II      Level III
                  --------------------------------------------------------------
                  Applicable Revolver
                  Index Margin            2.25%          2.00%         1.75%
                  --------------------------------------------------------------
                  Applicable Revolver
                  LIBOR Margin            3.50%          3.25%         3.00%
                  --------------------------------------------------------------
                  Applicable L/C Fee
                  Margin                  3.50%          3.25%         3.00%
                  --------------------------------------------------------------
                  Applicable Unused
                  Line Fee Margin         0.375%         0.375%        0.375%
                  --------------------------------------------------------------

            (b) Section 1.6 is amended as follows:

                  (i) By deleting from the first sentence thereof the following:

                        "(i) to the extent Accounts which are permitted to be paid after 90 days following their original invoice date but within 210 days following their original invoice date exceed $115,000,000 in the aggregate at any time or from time to time such Accounts shall not constitute Eligible Accounts to the extent of such excess, or
                        (ii)"; and

                  (ii) By amending and restating clauses (1)(i) and (r) in their entirety as "[Intentionally Omitted]".

            (c) Section 1.8 is amended by deleting the last sentence thereof.

            (d) The following Sections shall be added in their entirety in their appropriate numerical order:

                  "5.11. Minimum Borrowing Availability. Effective as of the Convertible Debt Redemption Date, Borrowing Availability as to all Borrowers shall at all times be equal to or greater than $25,000,000; provided, however, that such $25,000,000 amount shall be reduced by one dollar for every dollar (a) the initial loan under the Permitted Convertible Debt Refinancing Facility is in excess of $40,000,000 and (b) of new cash equity invested in SMP after the Amendment No. 4 Effective Date; and provided, further, however, that the aggregate dollar for dollar reduction under clauses (a) and (b) above shall be limited to $10,000,000 so that Borrowing Availability as to all Borrowers shall at all times be not less than $15,000,000 or such greater amount as may apply after giving effect to the first proviso of this Section 5.11."

                  "5.12. BSE Sale. (a) SMP Canada shall cause its share of the cash proceeds of the BSE Sale to be distributed and/or lent to SMP and SMP shall apply such amounts, together with its share of the cash proceeds of the BSE Sale, to prepay the Loans in accordance with the provisions of Section 1.3(b)(ii) of the Agreement.

                  (b) The BSE Deferred Payment shall be evidenced by a promissory note in form and substance reasonably satisfactory to Agent, which promissory note, upon the consummation of the BSE Sale, shall be duly pledged, endorsed and delivered to Agent as collateral security for the Obligations hereunder and shall be subject to a first priority Lien in favor of Agent, for its benefit and for the ratable benefit of Lenders, and SMP and SMP Canada shall execute and deliver such amendments to the applicable Pledge Agreement as is reasonably requested by Agent to evidence such Lien.".

            (e) Section 6.3(a) is amended by adding at the end thereof the following:

                  "Notwithstanding the provisions of Sections 6.3 or 6.19(a)(e) hereof to the contrary, any Convertible Debt Refinancing or Permitted Convertible Debt Refinancing Facility that requires a junior Lien to be granted on any Collateral or any "Collateral" under the Canadian Loan Agreement or "Collateral Documents" (as each such term is defined in the Canadian Loan Agreement) shall be permitted hereunder so long as the terms and conditions of such Convertible Debt Refinancing and/or Permitted Convertible Debt Refinancing Facility, as applicable, the related intercreditor agreement, and all other related documentation are satisfactory to Agent and Requisite Lenders in their sole discretion."

            (f) Subsection 6.8 is amended as follows:

                  (i) By deleting the word "and" immediately prior to "(g) Draft Monetization" in the first sentence thereof;

                  (ii) By adding the following phrase immediately following "(g) Draft Monetization" in the first sentence thereof:

                        "; (h) the BSE Sale; (i) the sale of Borrowers' Real Estate located in Reno, Nevada; and (j) the sale of Borrower's Real Estate located in Grapevine, Texas".

                  (iii) By deleting from the second sentence thereof the phrase "(b), (c) and (d)" and substituting therefore the phrase "(b),
                  (c), (d), (h) and (i)".

            (g) The first sentence of Section 6.10 is amended in its entirety to provide as follows:

                  "Any time the aggregate average daily Borrowing Availability as to all Borrowers in the aggregate for any continuous thirty
                  (30) day period is less than $30,000,000 or the aggregate daily Borrowing Availability for all Borrowers for any two (2) days within any continuous thirty (30) day period is $20,000,000 or less (it being understood and agreed that for purposes of this sentence, average daily Borrowing Availability shall be determined with the "Borrowing Availability Reserve" deemed to be $0), Borrowers shall not breach or fail to comply with any of the Financial Covenants."

            (h) Section 6.14(e)(iii) is amended by adding immediately prior to clause (x) thereof the following: "(w) the aggregate amount of such refinanced, repurchased or redeemed Subordinated Debt shall not exceed $50,000,000 until such time as the Permitted Convertible Debt Refinancing Facility shall have closed and funded,".

            (i) Section 6.19(a)(e) is amended by adding "except as otherwise provided in the last sentence of Section 6.3," immediately prior to "grant any security or collateral".

            (j) Section 8.1(f) is amended by deleting "$250,000" and substituting therefore "$2,000,000".

            (k) Annex A is amended as follows:

                  (i) The following defined terms are added in their appropriate alphabetical order:

                        (A) "Amendment No. 4" means that certain Amendment No.4
                  to Second Amended and Restated Credit Agreement dated as of December 18, 2008 by and among SMP, SI, MCC, SMP Canada, Agent, and the Lenders party thereto.

                        (B) "Amendment No. 4 Effective Date" means the date on
                  which the conditions precedent set forth in Section 3 of Amendment No. 4 are satisfied.

                        (C) "Borrowing Availability Reserve" means a reserve
                  equal to the amount of $15,000,000, except that for purposes of calculating Borrowing Availability under Section 6.1(iv)(x) and Section 6.2(b)(x), (g)(x) and (h)(x) and effective as of the Convertible Debt Redemption Date, the amount of the Borrowing Availability Reserve shall be deemed to be $0.

                        (D) "BSA" means Blue Streak America, Inc., a Florida
                  corporation.

                        (E) "BSE" means Blue Streak Electronics Inc., a Canadian
                  corporation.

                        (F) BSE Deferred Payment" means the deferred payments
                  payable to SMP and SMP Canada following the closing of the BSE Sale pursuant to Schedule I to the BSE Inventory Purchase Agreement.

                        (G) "BSE Final Purchase Price" means the purchase price
                  of the BSE Sale as set forth on Schedule I to the BSE Inventory Purchase Agreement.

                        (H) "BSE Inventory Purchase Agreement" means that
                  certain Inventory Purchase Agreement by and among SMP and SMP Canada, as sellers, and BSE and BSA, as purchasers, pursuant to which SMP and SMP Canada shall sell certain inventory to BSE and BSA, which agreement shall in final form conform in all material respects to the terms and conditions of the draft agreement dated November 14, 2008.

                        (I) "BSE Sale" means the sale by SMP and SMP Canada of
                  certain Inventory, shares and related assets for the BSE Final Purchase Price pursuant to the BSE Inventory Purchase Agreement, the BSE Stock Purchase Agreement, that certain Stock Purchase Agreement (Israeli) by and between Autotech Inc., an Israeli corporation and SMP, that certain Stock Purchase Agreement (UK) by and between SMP Canada and BSE, that certain Termination Agreement by and among Tadir, Inc., Autotech Inc., BSE, BSA, SMP Canada, SMP and Standard Motor Products Holdings Ltd., a corporation incorporated under the laws of England and Wales, and that certain Trademark License Agreement by and between SMP, as licensor and BSE and BSA, as licensees, in each case such agreement shall in final form conform in all material respects to the terms and conditions of the related draft agreement dated November 14, 2008.

                        (J) "BSE Stock Purchase Agreement" means that certain
                  Stock Purchase Agreement with Promissory Note by and among SMP and SMP Canada, as sellers, and Tadir Inc., a Canadian corporation, as purchaser, pursuant to which SMP and SMP Canada shall sell their interests in the shares of BSE to Tadir Inc, which agreement shall in final form conform in all material respects to the terms and conditions of the draft agreement dated November 14, 2008.

                        (K) "Convertible Debt Redemption Date" means the date on
                  which Borrowers shall have deposited with the trustee or paying agent under the Indenture an amount sufficient to pay the redemption price of, and accrued interest on, all Subordinated Debt under the Indenture that is outstanding at such time following receipt by Agent of a request from Borrower Representative for a Revolving Credit Advance in an amount sufficient to make such payment in accordance with the terms hereof.

                        (L) "Convertible Debt Refinancing" means any refinancing
                  of, or amendment or modification to (including, without limitation, extending the maturity date thereof), all or any portion of the existing Subordinated Debt under the Indenture.

                        (M) "Convertible Debt Refinancing Date" means the date
                  of occurrence of the earlier of (a) the closing of the Convertible Debt Refinancing and (b) Borrowers shall have entered into a Permitted Convertible Debt Refinancing Facility.

                        (N) "Cores NOLV Rate" means the rate set forth as the
                  Net Orderly Liquidation Value rate of Eligible Inventory consisting of cores in the most recent appraisal prepared by an independent appraisal firm acceptable to Agent.

                        (O) "Finished Goods NOLV Rate" means the rate set forth
                  as the Net Orderly Liquidation Value rate of Eligible Inventory consisting of finished goods in the most recent appraisal prepared by an independent appraisal firm acceptable to Agent.

                        (P) "Permitted Convertible Debt Refinancing Facility"
                  means a new borrowing facility of at least $40,000,000, the proceeds of which are intended to be utilized, either substantially contemporaneously or on or before the maturity of the Subordinated Debt under the Indenture, to refinance the Subordinated Debt under the Indenture.

                        (Q) "Raw Materials NOLV Rate" means the rate set forth
                  as the Net Orderly Liquidation Value rate of Eligible Inventory consisting of raw materials in the most recent appraisal prepared by an independent appraisal firm acceptable to Agent.

                        (R) "Receivables Advance Rate" means at any time, a rate
                  equal to the product of (a) 85% and (b) the rate set forth as the Finished Goods NOLV Rate.

                  (ii) Each of the following defined terms is amended as follows:

                        (A) The definition of "Borrowing Availability" is
                  amended by adding the phrase "the Borrowing Availability Reserve," immediately prior to "the Canadian Reserve" in the last sentence thereof .

                        (B) The definition of "EBITDA" is amended by adding the
                  following at the end thereof:

                        "For purposes of this definition, the following items shall be excluded from the calculation of "loss from extraordinary items" in clause (c)(iii) of the first sentence of this definition: (1) one-time charges incurred by SMP in connection with the consolidation of its manufacturing facilities in Long Island City, New York, (2) one-time charges incurred by SI in connection with the consolidation of all manufacturing facilities,
                        (3) one-time charges incurred by SMP in connection with relocating its facilities from Reno, Nevada to Disputanta, Virginia, (4) one-time charges incurred by SMP in connection with relocating its facilities from Grapevine, Texas and Edwardsville, Kansas to Reynosa, Mexico, (5) one-time charges incurred by SMP in connection with relocating its facilities from Corona, California to Tijuana, Mexico, and (6) one-time charges incurred by SMP in connection with certain contemplated asset acquisitions and divestitures, but with respect to all of the above one-time charges, such items shall only be excluded from the calculation of "loss from extraordinary items" in clause (c)(iii) of the first sentence of this definition for any fiscal period in 2007, 2008, and 2009, respectively, to the extent that the aggregate amount of such one-time charges exceeds $11,000,000, $8,000,000 and $4,000,000 for 2007, 2008,
                        and 2009, respectively (and, thus, such excess amounts shall not be added back to consolidated net income for purposes of calculating EBITDA)."

                        (C) The definition of "Excess Formula Availability" is
                  amended by deleting from the second sentence thereof "is" and substituting therefore "and the Borrowing Availability Reserve shall be".

                        (D) The definition of "Fixed Charges" is amended by
                  adding at the end of the second sentence thereof the phrase "and payments made by SMP to Wells Fargo Bank N.A. pursuant to the terms of the mortgage encumbering the Real Estate located in Long Island City, New York".

                        (E) The definition of "Indenture Maturity Reserve" is
                  amended in its entirety as follows:

                        "Indenture Maturity Reserve" means a reserve which (i) during the period January 15, 2008 through April 14, 2008, equals $15,000,000, (ii) during the period April 15, 2008 through July 14, 2008, equals $30,000,000,
                        (iii) during the period July 15, 2008 through October 14, 2008, equals $45,000,000, (iv) during the period October 15, 2008 through January 14, 2009, equals $60,000,000, (v) during the period January 15, 2009 through February 14, 2009, equals $65,000,000, (vi) during the period February 15, 2009 through March 14, 2009, equals $70,000,000, (vii) during the period March 15, 2009 through April 14, 2009, equals $75,000,000,
                        (viii) during the period April 15, 2009 through May 14, 2009, equals $80,000,000, (ix) during the period May 15, 2009 through June 14, 2009, equals $85,000,000, and (x)
                        on and after June 15, 2009, equals $90,000,000, in each case less the aggregate face amount of any notes issued under the Indenture which have been repurchased or redeemed in accordance with Section 6.14(e)(iii) since January 15, 2008; provided, however, in no event shall the amount of the Indenture Maturity Reserve be less than $0.

                        (F) The definition of "Index Rate" is amended and
                  restated as follows:

                        "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent) and (ii) the Federal Funds Rate plus 50 basis points per annum; provided that in no event will the Index Rate plus the Applicable Revolver Index Margin be less than the LIBOR Rate for a one month LIBOR Period in effect on each day (based on the published rate as of 2 Business Days prior to each day) plus the Applicable Revolver LIBOR Margin. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                        (G) The definition of "LIBOR Rate" is amended and
                  restated as follows:

                        "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London, England time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of United States Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) on the second full LIBOR Business Day next preceding the first day of such LIBOR Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for the applicable LIBOR Period and for an amount equal or comparable to the principal amount of the Loans to be borrowed, converted or continued as LIBOR Loans on such date of determination.

                        (H) The definition of "MCC Borrowing Base" is amended as
                  follows:

                        (1) By amending and restating clause (a) as follows: "up to an amount equal to the product of the Receivables Advance Rate multiplied by the book value of MCC's Eligible Accounts; and";

                        (2) Clause (b)(ii) is amended and restated as follows:

                        "(ii) 85% times the sum of (x) the product of the Finished Goods NOLV Rate times MCC's Eligible Inventory consisting of finished goods, (y) the product of the Raw Materials NOLV Rate times MCC's Eligible Inventory consisting of raw materials, and (z) the product of the Cores NOLV Rate times MCC's Eligible Inventory consisting of cores, with the value of the components of Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market; and".

                        (I) The definition of "Permitted Encumbrances is amended
                  as follows:

                        (1) By deleting "and" from the end of clause (k) and substituting therefore ";"; and

                        (2) By adding at the end of clause (l) thereof the following phrase: "; and (m) junior Liens granted pursuant to the terms of the Convertible Debt Refinancing so long as the terms and conditions of such Convertible Debt Refinancing, the related intercreditor agreement, and all other related documentation are satisfactory to Agent and Requisite Lenders in their sole discretion".

                        (J) The definition of "Reserves" is amended by adding to
                  clause (f) thereof immediately following "including, without limitation," the phrase "the Borrowing Availability Reserve and".

                        (K) The definition of "SI Borrowing Base" is amended as
                  follows:

                        (1) By amending and restating clause (a) as follows: "up to an amount equal to the product of the Receivables Advance Rate multiplied by the book value of SI's Eligible Accounts; and"

                        (2) Clause (b)(ii) is amended and restated as follows:

                        "(ii) 85% times the sum of (x) the product of the Finished Goods NOLV Rate times SI's Eligible Inventory consisting of finished goods, (y) the product of the Raw Materials NOLV Rate times SI's Eligible Inventory consisting of raw materials, and (z) the product of the Cores NOLV Rate times SI's Eligible Inventory consisting of cores, with the value of the components of Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market; and".

                        (L) The definition of "SMP Borrowing Base" is amended as
                  follows:

                        (1) By amending and restating clause (a) as follows: "up to an amount equal to the product of the Receivables Advance Rate multiplied by the book value of SMP 's Eligible Accounts; and"

                        (2) Clause (b)(ii) is amended and restated as follows:

                        "(ii) 85% times the sum of (x) the product of the Finished Goods NOLV Rate times SMP's Eligible Inventory consisting of finished goods, (y) the product of the Raw Materials NOLV Rate times SMP's Eligible Inventory consisting of raw materials, and (z) the product of the Cores NOLV Rate times SMP's Eligible Inventory consisting of cores, with the value of the components of Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market; and".

                        (M) The definition of "SMP Canada Borrowing Base" is
                  amended as follows:

                        (1) By amending and restating clause (a) as follows: "up to an amount equal to the product of the Receivables Advance Rate multiplied by the book value of SMP Canada's Eligible Accounts; and"

                        (2) Clause (b)(ii) is amended and restated as follows:

                        "(ii) 85% times the sum of (x) the product of the Finished Goods NOLV Rate times SMP Canada's Eligible Inventory consisting of finished goods, (y) the product of the Raw Materials NOLV Rate times SMP Canada's Eligible Inventory consisting of raw materials, and (z) the product of the Cores NOLV Rate times SMP Canada's Eligible Inventory consisting of cores, with the value of the components of Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market and Agent agrees that Hilco Real Estate, LLC shall be deemed an acceptable appraiser with respect to SMP Canada's Inventory; and".

            (l) Annex C is amended by deleting "upon written notice from Agent" from clause (c)(iii) thereof.

            (m) Annex F is amended by deleting from paragraph (b) "$16,000,000" and substituting therefore "$30,000,000".

            (n) Annex G is amended as follows:

                  (i) By deleting from the first sentence of Item 1 the phrase "Any time Borrowers' Borrowing Availability is less than $30,000,000, Borrowers shall not breach or fail to comply with any of the following financial covenants, with the Minimum Fixed Charge Coverage Ratio to be measured" and substituting therefore the following phrase:

                        "Any time the aggregate average daily Borrowing Availability as to all Borrowers in the aggregate for any continuous thirty (30) day period is less than $30,000,000 or the aggregate daily Borrowing Availability for all Borrowers for any two (2) days within any continuous thirty (30) day period is $20,000,000 or less (it being understood and agreed that for purposes of this calculation, Borrowing Availability shall be determined with the "Borrowing Availability Reserve" deemed to be $0), Borrowers shall not breach or fail to comply with any of the following financial covenants, with the Minimum Fixed Charge Coverage Ratio to be measured, except as otherwise provided in paragraph (a) below,"; and

                  (ii) By deleting from Item 1(a) the phrase "for the 12-month period then ended" and adding at the end thereof the following:

                        "The Fixed Charge Coverage Ratio shall be measured for the 12-month period then ended; provided, however, that notwithstanding any provisions herein to the contrary,
                        (v) the Fixed Charge Coverage Ratio for the Fiscal Quarter ending March 31, 2009 shall be determined for the one Fiscal Quarter period ending on such date, (w) the Fixed Charge Coverage Ratio for the Fiscal Quarter ending June 30, 2009 shall be determined for the two Fiscal Quarter period ending on such date, (x) the Fixed Charge Coverage Ratio for the Fiscal Quarter ending September 30, 2009 shall be determined for the three Fiscal Quarter period ending on such date, and (y) the Fixed Charge Coverage Ratio for the Fiscal Quarter ending December 31, 2009 shall be determined for the four Fiscal Quarter period ending on such date, and (z) the Fixed Charge Coverage Ratio for every Fiscal Quarter thereafter shall be determined for the four Fiscal Quarter period ending on the last day of the Fiscal Quarter for which such determination is being made."

      3. Conditions of Effectiveness. This Amendment No. 4 shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment No. 4 executed by Borrowers and Lenders, (ii) payment of an amendment consent fee to each Lender equal to 0.50% of the amount of each Lender's Commitment under the Loan Agreement, (iii) payment of all fees and expenses due and payable to Agent's own account in connection with this Amendment No. 4 and the Agreement and (iv) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

      4. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

            (a) This Amendment No. 4 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

            (b) Upon the effectiveness of this Amendment No. 4, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment No. 4.

            (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 4.

            (d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

      5. Effect on the Loan Agreement.

            (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

            (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

            (c) The execution, delivery and effectiveness of this Amendment No. 4 shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

      6. Governing Law. This Amendment No. 4 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

      7. Headings. Section headings in this Amendment No. 4 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 4 for any other purpose.

      8. Counterparts; Facsimile. This Amendment No. 4 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      IN WITNESS WHEREOF, this Amendment No. 4 has been duly executed as of the day and year first written above.

                                          STANDARD MOTOR PRODUCTS, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          MARDEVCO CREDIT CORP.

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          STANRIC, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          SMP MOTOR PRODUCTS LTD.

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          [Additional Signature Page to Follow]

                                          GENERAL ELECTRIC CAPITAL CORPORATION,
                                          as Agent and Lender

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          BANK OF AMERICA, N.A.,
                                          as Co-Syndication Agent and Lender

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          as Co-Syndication Agent and Lender

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          JPMORGAN CHASE BANK, N.A., as
                                          Documentation Agent and Lender

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          [Additional Signature Page to Follow]

                                          HSBC BANK USA, NATIONAL ASSOCIATION,
                                          as Lender

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          WELLS FARGO FOOTHILL, LLC, as Lender

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          GE BUSINESS FINANCIAL SERVICES, INC.,
                                          as Lender

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title: